EXHIBIT 2.1
                                                                     -----------

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of May 16, 2007, is made by and among L-1 Identity Solutions, Inc., a Delaware corporation (the "Company"), L-1 Holding Co., a Delaware corporation and a direct, wholly-owned subsidiary of the Company ("HoldingCo"), and L-1 Merger Co., a Delaware corporation and a direct, wholly-owned subsidiary of HoldingCo ("MergerCo").

                                    RECITALS

     WHEREAS, as of the close of business on April 30, 2007, the authorized capital stock of the Company consisted of (i) 125,000,000 shares of common stock, par value $0.001 per share ("Company Common Stock"), of which 72,839,945 shares were issued and outstanding, 10,119,048 shares were reserved for issuance upon exercise of stock options and warrants and 4,815 shares were held in treasury, and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"), of which none is outstanding.

     WHEREAS, as of the date hereof, the authorized capital stock of HoldingCo consists of 125,000,000 shares of common stock, par value $0.001 per share ("HoldingCo Common Stock"), of which 1,000 shares are issued and outstanding and no shares are held in treasury.

     WHEREAS, as of the date hereof, the authorized capital stock of MergerCo. consists of 1,000 shares of common stock, par value $0.001 per share ("MergerCo Common Stock"), of which 1,000 shares are issued and outstanding and no shares are held in treasury.

     WHEREAS, the Certificate of Incorporation and the By-Laws of HoldingCo will, as of the Effective Time (as defined below), contain provisions identical to the Certificate of Incorporation and the By-Laws, respectively, of the Company as in effect immediately prior to the Effective Time (other than with respect to matters excepted by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL")).

     WHEREAS, the Board of Directors of HoldingCo (the "HoldingCo Board") will, as of the Effective Time, be classified in a manner identical to the Board of Directors of the Company (the "Company Board") immediately prior to the Effective Time, and each of the directors of the Company will, prior to the Effective Time, be elected to the class of the HoldingCo Board that corresponds to the class of the Company Board to which such director belonged immediately prior to the Effective Time.

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     WHEREAS, the officers of the Company will, at or prior to the Effective
Time, be elected as the officers of HoldingCo in accordance with the Certificate of Incorporation and the By-Laws of HoldingCo or as otherwise provided by law.

     WHEREAS, in order to facilitate Holding Co.'s offering of convertible senior notes, and in order to facilitate the structuring of potential future acquisitions, the Company desires to create a new holding company organizational structure pursuant to Section 251(g) of the DGCL, by merging MergerCo with and into the Company, with the Company continuing as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"), and converting each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, into one share of HoldingCo Common Stock, all in accordance with the terms of this Agreement.

     WHEREAS, the Boards of Directors of each of the Company, HoldingCo and MergerCo have approved this Agreement and the transactions contemplated hereby, and have determined the same to be advisable and in the best interests of their respective stockholders.

     WHEREAS, for federal income tax purposes, the transaction contemplated by this Agreement and such potential future acquisitions are hereby consummated pursuant to a single integrated plan and such transactions are intended to collectively qualify as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, HoldingCo and MergerCo hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

          SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 251(g) of the DGCL, at the Effective Time, MergerCo shall be merged with and into the Company, the separate corporate existence of MergerCo shall cease, and the Company shall continue as the Surviving Corporation (such transactions being collectively referred to hereinafter as the "Merger").

          SECTION 1.2. Effective Time. The Merger shall become effective upon the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (such time of effectiveness is referred to herein as the "Effective Time").

          SECTION 1.3. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing,

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and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and MergerCo shall remain or vest, as the case may be, in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall remain or become, as the case may be, the debts, liabilities, obligations and duties of the Surviving Corporation.

          SECTION 1.4. Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of the Company shall be amended as set forth in Exhibit A hereto, and shall, as so amended, continue in full force and effect from and after the Effective Time as the Certificate of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

          SECTION 1.5. By-Laws of the Surviving Corporation. From and after the Effective Time, the By-Laws of the Surviving Corporation shall be as set forth in Exhibit B hereto, until thereafter amended in accordance with law.

          SECTION 1.6. Directors and Officers of the Surviving Corporation. (a) The directors of MergerCo immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors are duly elected or appointed and qualified, or their earlier death, resignation or removal, in accordance with the Certificate of Incorporation and the By-Laws of the Surviving Corporation or as otherwise provided by law.

          (b) The officers of MergerCo immediately prior to the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors are duly elected or appointed and qualified, or their earlier death, resignation or removal, in accordance with the Certificate of Incorporation and the By-Laws of the Surviving Corporation or as otherwise provided by law.

                                   ARTICLE II

                               CONVERSION OF STOCK
                               -------------------

          SECTION 2.1. Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of HoldingCo, MergerCo, the Company or the holder of any of the following securities:

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one duly issued, fully paid and nonassessable share of HoldingCo Common Stock.

          (b) Holders of certificates formerly evidencing shares of Company Common Stock shall cease to have any rights as stockholders of the Company except as provided herein.

          (c) Each share of Company Common Stock owned by the Company as treasury stock immediately prior to the Effective Time shall be converted into, and deemed to be, one duly issued, fully paid and nonassessable share of HoldingCo Common Stock owned by HoldingCo as treasury stock.

          (d) Each share of MergerCo Common Stock, issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation, and such shares shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation.

          (e) Each share of HoldingCo Common Stock owned by the Company immediately prior to the Effective Time shall be automatically canceled and retired and shall cease to exist.

          SECTION 2.2. No Surrender of Certificates. At the Effective Time, each outstanding certificate (or evidence of ownership in book-entry form) that, immediately prior to the Effective Time, evidenced Company Common Stock shall, from the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of HoldingCo Common Stock.

                                   ARTICLE III

                 STOCK OPTIONS AND AWARDS; WARRANTS; ASSUMPTION
                 ----------------------------------------------

          SECTION 3.1. Conversion. (a) At the Effective Time, each stock option of the Company then outstanding, whether or not vested or exercisable, shall cease to represent an option to acquire Company Common Stock and shall be converted automatically into an option to purchase the same number of shares of HoldingCo Common Stock, on the same terms and conditions (including vesting schedule and per share exercise price), as applied to such option immediately prior to the Effective Time;

          (b) At the Effective Time, each share of restricted stock of the Company then outstanding, whether or not then vested or exercisable, shall cease to represent a share of the Company's restricted stock, and shall be converted automatically into a share of restricted stock of HoldingCo, on the same terms and conditions (including vesting schedule) as applied to such restricted stock of the Company immediately prior to the Effective Time;

          (c) At the Effective Time, each dividend-equivalent right relating to Company Common Stock then outstanding, shall be automatically converted into a dividend-equivalent right relating to HoldingCo Common Stock on the same terms and conditions (including vesting schedule) as applied to such dividend-equivalent right immediately prior to the Effective Time; and

          (d) At the Effective Time, all warrants issued by the Company that are not exercised prior to the Effective Time shall be converted into warrants to purchase an identical number of shares of HoldingCo Common Stock on the same terms and conditions as applied to such warrants immediately prior to the Effective Time, it being understood that the Merger shall not constitute a "Change of Control" for purposes of the warrants.

          SECTION 3.2. Assumption. HoldingCo and the Company shall, at or prior to the Effective Time, execute, acknowledge and deliver an assignment and assumption agreement (the "Assignment and Assumption Agreement") pursuant to which, at the Effective Time, the Company will assign to HoldingCo, and HoldingCo will assume the obligations of the Company under, the plans, arrangements and agreements of the Company and its subsidiaries which relate to stock-options, employment or compensation as are listed in Exhibit C hereto (the "Equity Plans") and such other agreements as are listed in Exhibit D hereto.

          SECTION 3.3. Further Actions. After the Effective Time, each of HoldingCo and the Surviving Corporation shall take, or cause to be taken, such actions as the respective Boards of Directors of HoldingCo and the Surviving Corporation shall reasonably consider to be necessary and advisable to carry out the provisions of Section 3.1 and Section 3.2 hereof.

          SECTION 3.4. Stock Options. The conversion of any stock options of the Company into options of HoldingCo Common Stock shall be made in a manner consistent with Section 424(a) of the Code so as not to constitute a "modification" of such stock options within the meaning of Section 424 and
Section 409A of the Code.

          SECTION 3.5. Reservation of Shares. At or prior to the Effective Time, HoldingCo shall reserve sufficient authorized but unissued shares of HoldingCo Common Stock to provide for the issuance thereof upon the exercise of stock options and warrants of HoldingCo pursuant to Section 3.1 above.

                                   ARTICLE IV

                                  OTHER ACTIONS
                                  -------------

          SECTION 4.1. Certificate of Incorporation and By-laws of HoldingCo.
(a) HoldingCo shall take all actions necessary to amend its Certificate of Incorporation as of the Effective Time so that it contains, as of the Effective Time, provisions identical to the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time (other than with respect to matters excepted by Section 251(g) of the DGCL).

          (b) HoldingCo shall amend its By-laws as of the Effective Time, so that they contain, as of the Effective Time, provisions identical to the By-Laws of the Company as in effect immediately prior to the Effective Time (other than with respect to matters excepted by Section 251(g) of the DGCL).

          SECTION 4.2. Holdings Agreement. HoldingCo shall, under the terms of the Amended and Restated Credit Agreement, dated October 19, 2006 (the "Credit

Agreement"), among the Company, Bank of America, N.A., as Administrative Agent (the "Administrative Agent") and the other parties thereto, at or prior to the Effective Time, execute, acknowledge and deliver to the Administrative Agent, and the other parties to the Credit Agreement, the Holdings Agreement (as defined in the Credit Agreement) and such other documents or instruments as are required to be executed in connection therewith.

          SECTION 4.3. Listing of HoldingCo Common Stock. The Company and HoldingCo shall use their reasonable best efforts to obtain, at or prior to the Effective Time, confirmation of the listing of HoldingCo Common Stock on the New York Stock Exchange (the "NYSE"), at and from the Effective Time, on the same terms as the listing of the Company's Common Stock with the NYSE immediately prior to the Effective Time.

          SECTION 4.4. Tax. The exchange of Company Common Stock for HoldingCo Common Stock, pursuant to the Merger and the potential future acquisitions referred to herein are hereby consummated pursuant to a single integrated plan and such transactions are intended to collectively qualify as an exchange described in Section 351 of the Code.

          SECTION 4.5. Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate and consummate the transactions contemplated hereby and to comply with the requirements of Section 251(g) of the DGCL, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules and regulations of the Securities Exchange Commission and the NYSE. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company and MergerCo, such deeds, instruments, bills of sale, assignments or assurances, and to take and do, in the name and on behalf of the Company and MergerCo, any other actions and things, necessary or appropriate, to vest, perfect or confirm of record or otherwise in the Surviving Corporation any property, assets, interests, rights, privileges, immunities, powers, franchises or authority, in connection with or pursuant to this Agreement, or to otherwise carry out this Agreement.

                                    ARTICLE V

                              CONDITIONS PRECEDENT
                              --------------------

          SECTION 5.1. Conditions Precedent. The obligations of each of the parties to this Agreement to effect, and the consummation of, the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, if permissible under applicable law), at or prior to the Effective Time, of the following conditions:

          (a) The obligations of the parties required to have been satisfied at or prior to the Effective Time under the terms of this Agreement shall have been so satisfied.

          (b) The listing of HoldingCo Common Stock on the NYSE, at the Effective Time, on the same terms as the listing of Company Common Stock on the NYSE immediately prior to the Effective Time, shall have been confirmed.

          (c) The Company shall have received written resignation letters from each of its directors, except Robert V. LaPenta, effective as of the Effective Time.

          (d) There shall be no statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

          (e) The Board of Directors of the Company shall have received evidence, in form and substance reasonably satisfactory to it that the holders of Company Common Stock will not recognize gain or loss for United States federal income tax purposes as a result of the merger.

          (f) Prior to the Effective Time, the Company, in its capacity as the sole shareholder of HoldingCo, shall have approved and adopted this Agreement and the amendment of the Certificate of Incorporation of HoldingCo pursuant to
Section 4.1 hereof.

          (g) Prior to the Effective Time, HoldingCo, in its capacity as the sole shareholder of MergerCo, shall have approved and adopted this Agreement.

          (h) All third party consents and approvals required, or deemed by the Board of Directors of the Company to be advisable to be obtained, in connection with the Merger and the transactions contemplated hereby, shall have been obtained.

                                   ARTICLE VI

                                   TERMINATION
                                   -----------

          SECTION 6.1. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time by the respective Boards of Directors of, the Company, HoldingCo or MergerCo, upon a determination that the completion of the transactions contemplated hereby would not be advisable or in the best interests of such corporation or its stockholders.

          SECTION 6.2. Effect of Termination. If this Agreement is terminated pursuant to Section 6.1 above, the Agreement shall become void and none of the parties hereto nor their respective directors, officers, employees, agents or stockholders shall have any liability with respect to such termination.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          SECTION 7.1. Amendment and Waiver. (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by each of the parties hereto.

          (b) No failure or delay of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 7.2. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law.

          SECTION 7.3. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

          SECTION 7.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

          SECTION 7.5. Entire Agreement. This Agreement, including the Exhibits hereto, together with the Assignment and Assumption Agreement, constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties or any of them, with respect to the subject matter hereof.

          SECTION 7.6. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect, and such term or other provision shall be construed so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          SECTION 7.7. Headings. The headings set forth herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     IN WITNESS WHEREOF, the Company, HoldingCo and MergerCo. have caused this Agreement to be signed by their respective officers duly authorized as of the date first written above.

                                        L-1 IDENTITY SOLUTIONS, INC

                                        By:  /s/  James A. DePalma
                                           -------------------------------------
                                           James A. DePalma
                                           Executive Vice President,
                                           Chief Financial Officer and Treasurer


                                        L-1 HOLDING CO.

                                        By:  /s/  James A. DePalma
                                           -------------------------------------
                                           James A. DePalma
                                           Executive Vice President,
                                           Chief Financial Officer and Treasurer


                                        L-1 MERGER CO.

                                        By:  /s/  James A. DePalma
                                           -------------------------------------
                                           James A. DePalma
                                           Treasurer